Capital World Growth and Income Fund
May 31, 2016
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$582,652
Class B	$2,011
Class C	$25,405
Class F-1	$38,265
Class F-2	$54,816
Total	$703,149
Class 529-A	$30,533
Class 529-B	$202
Class 529-C	$4,677
Class 529-E	$1,140
Class 529-F-1	$1,288
Class R-1	$1,811
Class R-2	$7,557
Class R-2E	$35
Class R-3	$20,326
Class R-4	$21,154
Class R-5	$16,630
Class R-5E*	$-
Class R-6	$95,317
Total	$200,670
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.4900
Class B	$0.2900
Class C	$0.3100
Class F-1	$0.4800
Class F-2	$0.5400
Class 529-A	$0.4700
Class 529-B	$0.2600
Class 529-C	$0.3000
Class 529-E	$0.4200
Class 529-F-1	$0.5100
Class R-1	$0.3200
Class R-2	$0.3300
Class R-2E	$0.4400
Class R-3	$0.4200
Class R-4	$0.4900
Class R-5	$0.5500
Class R-5E	$0.5400
Class R-6	$0.5600
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	1,184,691
Class B	4,184
Class C	75,675
Class F-1	74,268
Class F-2	114,288
Total	1,453,106
Class 529-A	65,708
Class 529-B	543
Class 529-C	15,497
Class 529-E	2,706
Class 529-F-1	2,558
Class R-1	5,476
Class R-2	22,295
Class R-2E	193
Class R-3	45,897
Class R-4	40,575
Class R-5	29,384
Class R-5E*	-
Class R-6	182,895
Total	413,727
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$44.00
Class B	$43.82
Class C	$43.51
Class F-1	$43.91
Class F-2	$43.98
Class 529-A	$43.87
Class 529-B	$43.81
Class 529-C	$43.64
Class 529-E	$43.80
Class 529-F-1	$43.91
Class R-1	$43.58
Class R-2	$43.47
Class R-2E	$43.87
Class R-3	$43.72
Class R-4	$43.90
Class R-5	$44.03
Class R-5E	$43.98
Class R-6	$44.02
*Amount less than one thousand.